Exhibit 99.1(a)

                            FIDELITY FEDERAL BANCORP
                               EVANSVILLE, INDIANA

                          SHAREHOLDER RIGHTS AGREEMENT


         Fidelity Federal Bancorp, an Indiana corporation (the "Company"), is conducting a rights offering (the "Rights Offering") which entitles the holders of the Company's common stock (the "Common Stock"), as of the close of business on __________, 2001 (the "Record Date"), to receive ___ (__) subscription right (each, a "Right") for each share of Common Stock held of record on the Record Date. Each Right entitles the holder thereof to subscribe for and purchase ___ (__) share of Common Stock (the "Basic Subscription Privilege") at a subscription price of $____ per share (the "Subscription Price"). The Company will issue up to 1,000,000 shares of Common Stock pursuant to the Rights Offering.

         If any shares of Common Stock are not purchased by the Rights holders pursuant to such Rights holders' Basic Subscription Privileges (the "Excess Shares"), any Rights holder fully exercising such Rights holder's Basic Subscription Privilege may purchase an additional number of the Excess Shares (the "Over-Subscription Privilege"), subject to the limit on the number of Excess Shares that may be purchased described under the heading "The Rights Offering--Over-Subscription Privilege" in the prospectus (the "Prospectus") dated __________, 2001.

         The Company will not permit the exercise of a Rights holder's Over-Subscription Privilege unless

          o the Rights holder specifies below the intent to exercise the Over-Subscription Privilege, subject to the terms and conditions of the Rights Offering, or

          o the aggregate Subscription Price delivered or transmitted by such Rights holder exceeds the aggregate Subscription Price for all shares for which such Rights holder would be entitled to subscribe pursuant to such Rights holder's Basic Subscription Privilege.

         Set forth above is the number of Rights evidenced by this Shareholders Rights Agreement that the Rights holder is entitled to exercise pursuant to such Rights holder's Basic Subscription Privilege.

         For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, which is incorporated herein by reference. Copies of the Prospectus are available upon request from Deb Fritz, Assistant Vice President, Shareholder Relations, at (812) 429-0550, extension 2226, or at (800) 280-8280 (extension 2226). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Prospectus.


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         This Shareholders Rights Agreement must be received by the Company, or the guaranteed delivery requirements described under the heading "The Rights Offering--Guaranteed Delivery Procedures" must be complied with, with payment in full by 5:00 p.m., Evansville, Indiana time, on __________, 2001, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Date").

         Any Rights not exercised prior to the Expiration Date will expire and no longer be exercisable. Any subscription for shares of Common Stock in the Rights Offering made hereby is irrevocable, except as described in the Prospectus. The Company will issue certificates representing shares of Common Stock purchased pursuant to the Rights Offering as soon as practicable following the Expiration Date. Some or all of the Rights represented by this Shareholders Rights Agreement may be exercised by duly completing and returning this Shareholders Rights Agreement to the Company prior to the Expiration Date.

         Rights holders are advised to review the Prospectus and instructions before exercising their Rights. The registered owner whose name is inscribed hereon is entitled to subscribe for shares of Common Stock upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the use hereof. The Rights are not assignable or transferable.

RIGHTS HOLDER REPRESENTATIONS AND ACKNOWLEDGMENTS

         As an inducement to the Company to accept this Shareholders Rights Agreement, the undersigned hereby acknowledges, understands and agrees as follows:

         (a) The undersigned was a shareholder of record or the beneficial owner of shares of the Company on the Record Date.

         (b) Shareholders Rights Agreement and the exercise of rights contemplated hereby may be rejected, in whole or in part, at the sole discretion of the Company. In the event that this Shareholders Rights Agreement, and the exercise of rights contemplated hereby, is rejected by the Company for whatever reason, all funds that the undersigned has paid pursuant to this Shareholders Rights Agreement will be promptly returned, without interest thereon, as soon as practicable after such rejection.

         (c) The representations, warranties, agreements and information provided by the undersigned herein shall be relied upon by the Company when issuing shares of its Common Stock pursuant to the exercise of the Basic Subscription Privilege and Over-Subscription Privilege by the undersigned.

         (d) This Shareholders Rights Agreement shall be binding upon and inure to the benefit of the undersigned's heirs, successors and representatives. The undersigned shall not transfer or assign his interest under this Agreement.


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         (e) This Shareholders Rights Agreement shall be construed in accordance with and governed by the laws of the State of Indiana, without regard to choice of law principles thereof.

         (f) All information contained herein with respect to the undersigned shall be true, accurate and complete on the date hereof and on the date that this Shareholders Rights Agreement is accepted by the Company. The undersigned shall indemnify and hold harmless the Company and its directors, officers, employees and agents from and against all claims, losses, damages and liabilities, including without limitation reasonable attorneys' fees and costs, resulting from or arising out of any misrepresentation or any inaccuracy in or breach of any statement or provision contained in this Shareholders Rights Agreement.



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EXERCISE OF RIGHTS

         The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.*

(a)       Number of shares subscribed for pursuant to the Basic Subscription
          Privilege:

          ____ x $___  =  $_____ payment. (___ Right needed to subscribe for one share.)

(b)      Number of shares subscribed for pursuant to the Over-Subscription
         Privilege:

         ____ x $___ = $_____ payment.

By exercising this Over-Subscription Privilege, the undersigned Rights holder hereby represents and certifies that the undersigned has fully exercised its Basic Subscription Privilege.

(c)      Total Subscription:

         (total number of shares on lines (a) and (b) multiplied by $___) = $_________ payment.


If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares of Common Stock included in lines (a) and
(b), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Shareholders Rights Agreement shall be deemed to have subscribed for the maximum number of shares of Common Stock that could be subscribed for with the aggregate Subscription Price received. If the number of shares of Common Stock to be subscribed for pursuant to the Over-Subscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares which may be purchased pursuant to the Basic Subscription Privilege represented by this Shareholders Rights Agreement (the "Subscription Excess"), the Rights holder executing this Shareholders Rights Agreement shall be deemed to have exercised the Over-Subscription Privilege to purchase, to the extent available, that number of shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price (rounded down to the nearest whole number), subject to the limit on the number of shares a Rights holder may purchase pursuant to the Over- Subscription Privilege.

To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the Rights holder without interest or deduction as soon as practicable after the Expiration Date.

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METHOD OF PAYMENT (Check And Complete Appropriate Box(es)):
----------------------------------------------------------

[ ] Check, bank draft, or money order payable to "Fidelity Federal Bancorp"; or

[ ]      Wire transfer of immediately available funds directed to:

             Bank Name:
             Address:
             ABA#:
             Account #:
             Account Name: United Fidelity Bank
             Final Credit: Fidelity Federal Bancorp Rights Offering Account

If Notice of Guaranteed Delivery procedures are being utilized:

[ ] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Company prior to the date hereof and complete the following:

Name(s) of Registered Holder(s) ______________________________________________
Window Ticket Number (if any) ________________________________________________
Date of Execution of Notice of Guaranteed Delivery ___________________________ Name of Institution which Guaranteed Delivery_______________________________ *


         IN WITNESS WHEREOF, the undersigned (has/have) executed this Shareholders Rights Agreement this _______ day of _________________________, 2001.



Rights holder's Signature(s) ____________________________

Rights holder's Signature(s) ____________________________ (If held jointly)

Telephone No. (___) ___-____




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DELIVERY INSTRUCTIONS

Address for mailing of Common Stock certificate in accordance with the Prospectus if other than shown on the first page hereof:

Name: __________________________________________________________________________

Address: _______________________________________________________________________

Rights holder's Signature(s): __________________________________________________

Rights holder's Signature(s): ________________________________ (If held jointly)

Signatures Guaranteed by: ______________________________________________________

Eligible Institution If the addressee above is not an Eligible Institution (as defined in the "Instructions For Use of Midway Airlines Corporation Shareholders Rights Agreements") or the Rights holder named on this Shareholders Rights Agreement, then the Rights holder completing this Shareholders Rights Agreement must have an Eligible Institution guarantee such Rights holder's signature.



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